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Exhibit 99.2

CIBER, INC.
SALARY CONTINUATION RETIREMENT PLAN FOR
MAC J. SLINGERLEND
Revised as of March 30, 2005

        THIS PLAN is adopted by CIBER, Inc., a Delaware corporation (the "Company"), as of the Effective Date, for the purpose of providing certain salary continuation retirement benefits to MAC J. SLINGERLEND (the "Participant").

        1.     Definitions. The following definitions apply to terms used in this Plan:

          1.1   "Benefit Amount" means an appropriate amount below, based on the Participant's attained age when the Participant's employment with the Company terminates, times the tenure as described in Section 3.1 below:

Participant's Age at Termination of Employment	Amount
59 or younger	$137,500
60-61	$150,000
62-64	$175,000
65 or older	$200,000

          1.2   "Beneficiary" means the beneficiary determined under section 4 to receive any benefits under the Plan that become payable after the death of the Participant.

          1.3   "Benefit Commencement Date" means six month and one day after the date on which the Participant is no longer employed by the Company.

          1.4   "Company" means CIBER, Inc., a Delaware corporation.

          1.5   "Effective Date" means the date of adoption of this Plan by the Company, which is indicated at the end of the Plan document.

          1.6   "Participant" means MAC J. SLINGERLEND.

          1.7   "Plan" means this CIBER, Inc. Salary Continuation Retirement Plan for Mac J. Slingerlend, as set forth in herein and as may hereafter be amended from time to time.

          1.8   "Spouse" means with respect to the Participant, the person to whom the Participant is legally married, or to whom he was legally married at the time of his death. The term "spouse" specifically excludes a former spouse if the marriage was terminated by divorce, annulment, or dissolution, rather than by the death of one of the parties.

        2.     Purposes. The Participant is a valued employee of the Company. The Company recognizes that the Participant has performed his services with ability and distinction, and that the growth and success of the Company's business reflects and will reflect the services rendered by the Participant. To reward and retain the services of the Participant, and to assist the Participant in providing for the contingencies of retirement, the Company adopts this Plan to provide certain salary continuation retirement benefits to the Participant or the Participant's Beneficiary. The Company and the Participant intend that: (a) this Plan is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974; (b) this Plan is maintained by the Company primarily for the purpose of providing deferred compensation for the Participant; and (c) the Participant is one of a select group of management or highly compensated employees of the Company.

        3.     Salary Continuation Benefits.

          3.1   Payment of Benefits. The Benefit Amount under this Plan shall be based on the Schedule in Section 1.1 above; provided, however, if Participant's employment terminates subsequent to a Change of Control of the Company, as determined pursuant to Participant's then current Employment Agreement with the Company, then the Benefit Amount shall be 150% of the Amount listed at "60 - 61" in Section 1.1. above, times the Participant's tenure at the Company (equal to one year of payments for each full and partial year of employment, not to exceed twenty years). The Company shall, promptly after the Participant's employment has been terminated, set aside in a restricted account the present value of the Benefit Amount, calculated using a discount rate of 6% during 2005, 5.5% during 2006, and 5% thereafter. Upon such prepayment, the Company shall have no further obligations under this Plan. If, however, both the Participant and the Beneficiary named pursuant to Section 4.1 below are simultaneously deceased or none is currently named, the Company shall make a lump sum payment in cash within ninety (90) days to the estate of the Participant, such payment shall equal fifty percent (50%) of the present value as calculated below in this Section, with such payment not exceeding $500,000.00 and any remainder accrual shall revert to the Company.

          3.2   Forfeiture of Benefits on Termination for Cause. If the Participant's employment with the Company is terminated for cause, either before or after the Benefit Commencement Date, then any benefits not actually paid prior to the time of termination shall be forfeited, and no further salary continuation benefits shall be payable under this Plan. For this purpose, "cause" means (a) commission of a felony, or (b) fraud or misappropriation or intentional material damage to the property or business of the Company, provided that such "cause" shall have been found by a majority vote (other than the Participant, if he is a member of the Board of Directors) of the members of the Board of Directors of the Company.

          3.3   Recipient. The Benefit Amount under his Plan shall be paid as follows:

            a.     Payments that become payable during the Participant's lifetime shall be from the restricted account for the benefit of the Participant.

            b.     Payments that become payable following the Participant's death shall be from the restricted account for the benefit the Participant's Beneficiary, except in the case of the reduced payment outlined in Section 3.1 above.

        4.     Beneficiary.

          4.1   Designation. The Participant may from time to time designate a Beneficiary to receive amounts that may become payable under this plan following the Participant's death. The Participant may at any time revoke or change any previous beneficiary designation. Any beneficiary designation or any revocation or change of a previous beneficiary designation shall be in writing, shall be signed by the Participant, shall be effective only upon its actual receipt by the Company, and shall be in the form of Exhibit A attached hereto.

          4.2   No Designated beneficiary. If there is no beneficiary designation in effect for the Participant at the time when any amounts become payable to the participant's Beneficiary, or if the Beneficiary designated by the Participant is not then living or in existence, then the Participant's Beneficiary shall be, and the payment(s) shall be made to:

            a.     The Participant's surviving Spouse, if any;

            b.     The Participant has no surviving Spouse, then to the Participant's personal representative, to be distributed as a part of the Participant's estate.

          4.3   Withholding Benefits. If the Company is in doubt as to the proper Beneficiary to receive any payment under this plan, the Company may withhold payment until the matter is finally adjudicated.

          4.4   Incompetent Payee. If the Participant or any Beneficiary is a minor or otherwise legally incompetent, the Company may make payment to the Participant's or Beneficiary's conservator or legal guardian or, in the sole and absolute discretion of the Company, to the Participant's or Beneficiary's parent or another relative of the Beneficiary. The receipt of a conservator, guardian, parent or other relative to whom a payment is made under this section shall be a complete discharge of the Company, and the Company shall have obligation to see to the application of any payment so made.

          4.5   Discharge of Company. Any payment made by the Company in good faith and in accordance with the provisions of this Plan shall fully discharge the Company from all further obligations with respect to that payment.

        5.     Relationship to Other Agreements. This Plan does not constitute a contract of employment between the Company and the Participant. No provision of this Plan shall restrict the right of the Company to discharge or terminate the Employment of the Participant, nor the right of the Participant to terminate the Participant's employment with the Company.

        6.     Unfunded Plan.

          6.1   Company's Obligations. The Company's obligations under this Plan shall be an unsecured promise to make benefit payments in the future. Prior to Participant's no longer being employed by the Company, the Company shall not be obligated to set aside in a restricted account its financial obligations under this Plan, unless subject to Change of Control of the Company, in which case the Company (or successor to the Company) shall do so.

          6.2   Rights of Participants and Beneficiaries. In seeking to enforce payment of benefits under this Plan, the Participant or the Participant's Beneficiary shall have the status and rights, but only the status and rights, of general unsecured creditors of the Company until such restricted account is established.

          6.3   No Rights in Specific Assets. Except as provided in Sections 6.1 and 6.2 above, no assets held, or acquired in the future, by the Company, shall be considered to be held or acquired in connection with or as security for the liabilities of the Company pursuant to this Plan, and shall not be deemed to be held under any trust for the benefit of the Participants or their Beneficiaries, or be deemed security for the performance of the obligations of the Company under this plan, but shall be and remain general, unpledged and unrestricted assets of the Company. The Participant hereby acknowledges that the Participant's participation in the acquisition of any general asset for the Company shall not constitute a representation to the Participant, the Participant's Beneficiary, or any other person claiming through the Participant, that any of them has any special or beneficial interest in any general asset of the Company.

        7.     Inalienability. Except as specifically provided in this Plan with respect to the Participant's right to designate a Beneficiary, the Participant's right to benefits hereunder is personal to the Participant, and neither the Participant nor the Participant's Beneficiary shall have any right to anticipate, sell, assign, mortgage, pledge, or otherwise dispose of or encumber any of the benefits provided for under this Plan, nor shall such benefits be liable for the debts or obligations of the Participant or the Participant's Beneficiary, or be subject to attachment, garnishment, execution, creditors bill, or other legal or equitable process.

        8.     Claims Procedure. The following provisions are part of the Plan and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974:

          8.1   Named Fiduciary. The "named Fiduciary" is the Company.

          8.2   Unfunded Plan. This Plan is unfunded, except as provided in Section 6 above.

          8.3   Claims Procedure.

            a.     Claim. A person who believes that he or she is being denied a claim for benefits to which he or she is entitled under this Plan (a "Claimant") may file a written request for such benefits to with the Company, setting forth the claim. The request must be addressed to the President of the Company at the Company's then principal place of business.

            b.     Decision on a Claim. If a claim is denied, the President shall deliver a written explanation to the Claimant, setting forth: (a) the specific reason or reasons for the denial; (b) references to the pertinent provisions of this Plan on which the denial is based; (c) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why that material or information is necessary; (d) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (e) the time limit for requesting a review of the claim under section 8.4.c. The written explanation shall be delivered to the Claimant within 90 days after receipt of the claim by the Company.

            c.     Review of a Denied Claim. A Claimant shall have 60 days following receipt of the denial of a claim to request a review of the denial. A request for review shall be in writing and addressed to the President at the Company's then principal place of business. The Claimant may submit pertinent documents and written issues and comments. The President shall review the denial of the claim, and shall furnish the Claimant with a decision on review within 60 days after receipt of the Claimant's request for review. The decision on review shall be in writing, shall be written in a manner calculated to be understood by the Claimant, and shall include specific reasons for the decision and specific references to the pertinent provisions of this Plan on which the decision is based.

        9.     Miscellaneous.

          9.1   Amendment or Termination. This Plan may be amended or terminated only in a written instrument signed by both the Company and the Participant.

          9.2   Inurement. The terms of this Plan shall be binding upon, and shall inure to the benefit of, the Company, the Participant, the Participant's Beneficiary, and their respective heirs, personal representatives, successors, and permitted assigns.

          9.3   Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Colorado.

        IN WITNESS WHEREOF, the Company has adopted this Plan effective as of the date indicated below.

"Company"
CIBER, Inc., a Delaware corporation
Effective date:
March 30, 2005	By:	/s/ BOBBY G. STEVENSON
	Name:	Bobby G. Stevenson
	Title:	Chairman of the Board of Directors

EXHIBIT A

Beneficiary Designation

        I am the Participant in the CIBER, Inc. Salary Continuation Retirement Plan for Mac J. Slingerlend (the "Plan"). Pursuant to Section 4 of the Plan, I hereby designate the following as my Beneficiary or Beneficiaries to receive any benefit payments that may be payable under the Plan following my death:

        Beneficiary:    Maria M. Slingerlend, wife

        As provided in the Plan, I reserve the right to revoke or change this Beneficiary Designation from time to time in the manner provided in the Plan.

        The definitions set forth in the Plan shall apply to capitalized terms used in this Beneficiary Designation.

March 30, 2005 Date	/s/ MAC J. SLINGERLEND Signature of Participant

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CIBER, INC. SALARY CONTINUATION RETIREMENT PLAN FOR MAC J. SLINGERLEND Revised as of March 30, 2005